SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

CURTISS WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970

State or Other	Commission File	IRS Employer
Jurisdiction of	Number	Identification No.
Incorporation or
Organization

10 Waterview Boulevard
Parsippany, New Jersey	07054

Address of Principal Executive Offices	Zip Code

Registrant’s telephone number, including area code: (973) 541-3700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On August 9, 2012, Curtiss-Wright Corporation (the “Company”) entered into a Third Amended and Restated Credit Agreement (the “Amended and Restated Agreement”), among the Company, and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., and Wells Fargo, N.A., as Syndication Agents; and RBS Citizens N.A., as Documentation Agent.

The Third Amended and Restated Agreement amends the Company’s $425 Million five-year credit facility under the Credit Agreement dated as of August 10, 2007, by extending the maturity date of the facility from August 10, 2012 to August 9, 2017, and increasing the credit facility from $425 Million to $500 Million with an accordion feature to expand to $600 Million. The revised agreement provides for similar financial and debt covenants that are no more restrictive than those in the prior agreement. The Company plans to use the credit line for working capital purposes, internal growth initiatives, funding of possible future acquisitions and other general corporate purposes.

The foregoing description of the Third Amended and Restated Agreement does not purport to be complete. For an understanding of the terms and provisions, reference should be made to the Third Amended and Restated Agreement, attached as Exhibit 10.1 to this Report.

Section 9 – Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 — Form of Third Amended and Restated Credit Agreement dated as of August 9, 2012, among the Company, the Company, and Certain Subsidiaries as Borrowers; the Lenders party thereto; Bank of America N.A., as Administrative Agent, Swingline Lender, and L/C Issuer; JPMorgan Chase Bank, N.A., and Wells Fargo, N.A. as Syndication Agents; and RBS Citizens N.A., as Documentation Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CURTISS WRIGHT CORPORATION

By:	/s/ Glenn E. Tynan

Glenn E. Tynan
Vice-President and
Chief Financial Officer

Date: August 13, 2012

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Third Amended and Restated Credit Agreement, dated August 9, 2012.